OFFICE OF THE SECRETARY OF STATE
OF THE STATE OF COLORADO

CERTIFICATE OF DOCUMENT FILED

I, Jena Griswold , as the Secretary of State of the State of Colorado, hereby certify that, according to the records of this office, the attached document is a true and complete copy of the

Articles of Amendment

with Document # 20231461201 of

Alpha Energy, Inc.

Colorado Corporation

(Entity ID # 20131559040)

consisting of 2 pages.

This certificate reflects facts established or disclosed by documents delivered to this office on paper through 04/21/2023 that have been posted, and by documents delivered to this office electronically through 04/27/2023@ 13:15:32.

I have affixed hereto the Great Seal of the State of Colorado and duly generated, executed, and issued this official certificate at Denver, Colorado on 04/27/2023 @ 13:15:32 in accordance with applicable law. This certificate is assigned Confirmation Number 14915238 .

Jena Griswold

Secretary of State of the State of Colorado

End of Certificate

Document must be filed electronically.
Paper documents are not accepted.
Fees & forms are subject to change.
For more information or to print copies
of filed documents, visit www.coloradosos.gov.

E-Filed

Colorado Secretary of State
Date and Time: 04/27/2023 01:10 PM
ID Number: 20131559040

Document number: 20231461201
Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

1. For the entity, its ID number and entity name are

ID number 20131559040
(Colorado Secretary of State ID number)

Entity name Alpha Energy, Inc.

2. The new entity name (if applicable) is Truleum, Inc.

3. *(If the following statement applies, adopt the statement by marking the box and include an attachment.)*
☐ This document contains additional amendments or other information.

4. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

5. ***(Caution**: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are 05/22/2023.
(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

6. The true name and mailing address of the individual causing the document to be delivered for filing are

Leaver *(Last)* Jay *(First)* *(Middle)* *(Suffix)*

14143 Denver West Blvd, Suite 100
(Street name and number or Post Office Box information)

Golden *(City)* CO *(State)* 80401 *(Postal/Zip Code)*

(Province – if applicable) United States *(Country – if not US)*

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).